UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Collective Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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These Definitive Additional Materials on Schedule 14A are being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 1, 2012, among Collective Brands, Inc., a Delaware corporation (the “Company”), WBG-PSS Holdings LLC, a Delaware limited liability company (“Parent”), WBG-PSS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes of Sections 6.5, 6.8, 6.9 (other than 6.9(e)), 6.13, 6.14(a), 6.17 and Article IX), Wolverine World Wide, Inc., a Delaware corporation (“Wolverine”), providing for the merger (the “Merger”) of Merger Sub with and into the Company.

As previously disclosed on page 70 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 19, 2012 (the “Definitive Proxy Statement”), five lawsuits were filed in the Court of Chancery of the State of Delaware against the following parties: the Company, its directors and certain of its former and current executive officers, and Wolverine, Parent and Merger Sub. Four of the five lawsuits also named Blum Capital Partners and Golden Gate Capital as defendants. On June 13, 2012, the Delaware Chancery Court granted a motion to consolidate all five Delaware actions under the caption In re Collective Brands, Inc. Shareholder Litigation, Consolidated C.A. No. 7498-VCG. The Delaware plaintiffs filed a Consolidated Amended Verified Class Complaint on June 15, 2012.

A previously pending stockholder derivative lawsuit filed in the District Court of Shawnee County, Kansas (Israni v. Rubel, et al., case no. 12C297) was amended on May 2, 2012 to include a putative class action alleging certain direct claims relating to the Merger Agreement and naming the Company, its directors and certain of its former and current executive officers, Blum, Golden Gate and Wolverine (but neither Parent nor Merger Sub) as defendants. On June 21, 2012, the parties to the Israni case filed an agreed motion to stay those proceedings pending final resolution of the Delaware litigation, and the Kansas court granted that motion on July 5, 2012.

On August 3, 2012, the Company executed a memorandum of understanding with the Delaware and Kansas plaintiffs regarding the settlement of the consolidated Delaware litigation.

The Company believes that no further supplemental disclosure is required under applicable laws. However, to avoid the risk of the consolidated Delaware action delaying or adversely affecting the Merger and to minimize the expense of defending such action, the Company has agreed, pursuant to the terms of the proposed settlement and memorialized in a memorandum of understanding between the parties, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement contemplated by the parties will be subject to customary conditions, including Court approval following notice to the Company’s stockholders. After the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery of the State of Delaware will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the Court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal made by stockholders of the Company in accordance with Section 262 of the General Corporation Law of the State of Delaware), pursuant to terms that will be disclosed to stockholders of the Company prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Delaware Chancery Court for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The Company or its successor shall pay or cause to be paid any attorneys’ fees and expenses awarded by the Delaware Chancery Court. There can be no assurance that the parties will enter into a stipulation of settlement, or that the Delaware Chancery Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding would be null and void.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the consolidated Delaware action, the Company has agreed to make the following supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The Merger—Background of the Merger

The following disclosure supplements and restates the disclosure in the third paragraph under the heading “—Background of the Merger” on page 33 of the Definitive Proxy Statement.

In April 2011, as part of the board of directors’ regular review and assessment of strategic alternatives available to the Company and in connection with inquiries the Company had received regarding a potential sale of the Company, the board of directors determined to formally engage Perella Weinberg as the Company’s financial advisor in connection with evaluating the Company’s business plans and assessing financial and strategic alternatives.

The Merger—Opinion of Perella Weinberg

The following disclosure supplements and restates the second bullet point under the heading “—Analysis of Implied Transaction Premia and Multiples” on page 47 of the Definitive Proxy Statement.

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the volume weighted average price, or VWAP, per share of Company common stock for each of the 30-day, 60-day and 90-day periods ended on April 27, 2012 (the last trading day prior to the board’s review of Perella Weinberg’s final analysis of the proposed transaction), and the period beginning on the reference date and ended April 27, 2012.

The following disclosure supplements and restates the disclosure in the first sentence of the third paragraph on page 50 of the Definitive Proxy Statement.

With respect to the Company and each of the selected companies, Perella Weinberg reviewed enterprise value as a multiple of estimated EBITDA and share price to estimated earnings per share, in each case based on the next twelve month, or “NTM”, estimates. In calculating such multiples with respect to the Company, Perella Weinberg utilized the Company’s closing share price on April 27, 2012 (the last trading day prior to the board’s review of Perella Weinberg’s final analysis of the proposed transaction) of $21.20.

The following disclosure supplements and restates the disclosure in the first sentence under the heading “—Discounted Cash Flow Analysis” on page 51 of the Definitive Proxy Statement.

Perella Weinberg conducted a discounted cash flow analysis for the Company by first calculating the present value as of February 1, 2012 (the date on which the 2012 fiscal year for the Company began) of the estimated standalone unlevered free cash flows (calculated as earnings before interest payments after taxes (assuming tax rates as provided in the financial forecast provided by management) plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital, other assets and liabilities, and other cash flows) that the Company could generate for fiscal years 2012 through 2014.

The following disclosure supplements the disclosure immediately prior to the row entitled “Value Per Share (undiscounted)” in the table on page 53 of the Definitive Proxy Statement.

	Payless North America(1)	Payless International	PLG Retail	PLG Wholesale	Enterprise Value	Net Debt and Minority Interest	Equity Value
Total Value (undiscounted) (FY 2012E)	$482	$289	$44	$880	$1,695	$(457)	$1,237

Notes:

(1)	Includes Collective Licensing International.

The Merger—Certain Company Forecasts

The following disclosure supplements and restates the fifth sentence of the second full paragraph on page 55 of the Definitive Proxy Statement.

We have not prepared revised forecasts to take into account other variables that may have changed since late February 2012, except that our management prepared updated estimates in April 2012 that reflect actual performance observed by the Company since the 2012 fiscal year began on February 1, 2012; these updated projections were provided to Perella Weinberg and to the remaining prospective bidders.

The following disclosure supplements the disclosure in the table on page 56 of the Definitive Proxy Statement.

	Fiscal Year
	2012E	2013E	2014E
Unlevered free cash flow(8)	$136	$156	$181

Notes:

(8)	Reflects unlevered free cash flow forecasts calculated by Perella Weinberg based on Company forecasts and provided to the board of directors and its advisors. Prospective bidders and their respective advisors were provided the Company forecasts utilized in Perella Weinberg’s calculation of such unlevered free cash flows, including earnings, interest payments, taxes, tax rates, depreciation and amortization, capital expenditures, and changes in net working capital, other assets and liabilities, and other cash flows.

The following disclosure supplements the disclosure after the table on page 56 of the Definitive Proxy Statement.

In connection with the evaluation of a possible transaction involving the Company and/or certain of its business segments, the Company provided Perella Weinberg, prospective bidders and the board of directors with certain non-public financial forecasts for the Payless business and the PLG business covering multiple years that were prepared by management of the Company and not for public disclosure. The following is a summary of these financial forecasts.

Summary Segment Level Financial Forecasts(1)

Payless business

	Fiscal Year
	2012E		2013E	2014E	2015E	2016E
Sales	$2,542	(3)	$2,785	$2,966	$3,192	$3,349
EBITDA(2)	$190	(3)	$213	$271	$328	$374

PLG business

	Fiscal Year
	2012E		2013E	2014E	2015E	2016E
Sales	$1,163	(3)	$1,354	$1,558	$1,791	$2,061
EBITDA	$112	(3)	$143	$184	$236	$301

Notes:

(1)	Dollar values in millions.
(2)	For purposes of the table above, “EBITDA” means net earnings before adjustments, interest (including loss on early extinguishment of debt), taxes, depreciation and amortization.
(3)	Reflects updated forecast as of April 2012 and provided to prospective bidders, Perella Weinberg, the board of directors and their respective advisors.

The Merger—Interests of Certain Persons in the Merger

The following disclosure supplements the disclosure at the end of the paragraph under the heading “—Deferred Compensation Plan for Non-Management Directors” on page 65 of the Definitive Proxy Statement.

The grants of director stock units in respect of Company restricted stock on May 24, 2012 were an ordinary course grant to directors, consistent with the usual timing of annual director stock grants.

The following disclosure supplements the disclosure at the end of the first paragraph under the heading “—Compensation Actions” on page 66 of the Definitive Proxy Statement.

The additional duties Mr. Massey would have after the execution of the merger agreement include involvement in matters relating to the closing of the merger.

Cautionary Statement Regarding Forward-Looking Statements

This document contains assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this document, other than statements that are historical facts, are forward-looking statements. The words “believe”, “expected”, “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s reasonable judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance and results of the Company’s businesses include, but are not limited to: (i) the impact of competition and pricing; (ii) changes in consumer preferences and spending patterns; (iii) general economic, business and social conditions in the countries where the Company sources products and/or supplies or has or intends to open stores; (iv) changes in weather patterns; (v) the inability to renew material leases, licenses or contracts upon their expiration; (vi) the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; (vii) the financial condition of suppliers; (viii) changes in existing or potential duties, tariffs or quotas, and the application thereof; (ix) changes in relationships between the U.S. and foreign countries as well as between foreign countries; (x) economic and political instability in foreign countries or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; (xi) changes in trade, intellectual property, customs and/or tax laws; (xii) fluctuations in currency exchange rates (e.g. yuan, Canadian dollar, euro); (xiii) the ability to hire, train and retain associates; (xiv) performance of other parties in strategic alliances; (xv) outcomes of intellectual property or employment litigation, and class actions; (xvi) the ability to comply with local laws in foreign countries; (xvii) the Company’s ability to maintain and upgrade information systems; (xviii) threats or acts of terrorism or war; (xix) strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; (xx) changes in commodity prices such as oil; (xxi) uncertainties associated with the proposed sale of the Company to an entity controlled by Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and Wolverine World Wide, Inc., including uncertainties relating to the expected timing of completion of the proposed merger and the sale of the Collective Brands Performance + Lifestyle Group business to a wholly owned subsidiary of Wolverine, the satisfaction of the conditions to the consummation of the proposed merger and such sale, including financing conditions, the ability to complete the proposed merger and such sale and the impact of the pending transactions on the Company’s businesses, employees, customers and suppliers; and (xxii) other risks referenced from time to time in filings of the Company with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2012 in Part I, Item 1A, “Risk Factors”.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this document. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed a definitive proxy statement with the SEC on July 19, 2012 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Collective Brands, Inc., 3231 Southeast Sixth Avenue, Topeka, Kansas 66607, telephone: (785) 233-5171, or from the Company’s website, http://www.collectivebrands.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on July 19, 2012 and other relevant documents regarding the proposed merger filed with the SEC.